EXECUTION COPY






                           MORTGAGE LOAN PURCHASE AND
                               SERVICING AGREEMENT



                   BEAR STEARNS ASSET BACKED SECURITIES, INC.,
                                    Purchaser

                                       and

                         IRWIN UNION BANK AND TRUST CO.,
                           Seller and Master Servicer



                            Dated as of June 13, 2003

                                TABLE OF CONTENTS


                                                                            Page

SECTION 1.  Definitions........................................................1

SECTION 2.  Agreement to Purchase..............................................9

SECTION 3.  Mortgage Loan Schedule.............................................9

SECTION 4.  Purchase Price; Near-term Principal Prepayments....................9

         Subsection 4.01.  Purchase Price......................................9

         Subsection 4.02.  Near-term Principal Prepayments....................10

SECTION 5.  Examination of Mortgage Files.....................................10

SECTION 6.  Conveyance from Seller to Purchaser...............................10

         Subsection 6.01.  Conveyance of Mortgage Loans; Possession of
                           Mortgage Files.....................................10

         Subsection 6.02.  Books and Records..................................11

         Subsection 6.03.  Delivery of Mortgage Loan Documents................11

SECTION 7.  Representations, Warranties and Covenants of the Seller;
            Remedies for Breach...............................................14

         Subsection 7.01.  Representations and Warranties Respecting
                           the Seller.........................................14

         Subsection 7.02.  Representations and Warranties Regarding
                           Individual Mortgage Loans..........................16

         Subsection 7.03.  Remedies for Breach of Representations and
                           Warranties; Repurchase of  Near-term Payment
                           Defaults; Post-Closing Due Diligence...............24

SECTION 8.  Closing...........................................................26

         Subsection 8.01.  Conditions to Purchaser's Obligations..............26

         Subsection 8.02.  Conditions to Seller's Obligations.................26

SECTION 9.  Closing Documents.................................................27

SECTION 10. Costs; Assignments................................................27

SECTION 11. Master Servicer's Servicing Obligations...........................27

SECTION 12. The Seller........................................................28

         Subsection 12.01.  Indemnification...................................28

         Subsection 12.02.  Merger or Consolidation of the Seller.............28

         Subsection 12.03.  Limitation on Liability of the Seller and Others..29

         Subsection 12.04.  Master Servicer Not to Resign.....................29

         Subsection 12.05.  No Transfer of Servicing..........................30

SECTION 13.  Default..........................................................30

         Subsection 13.01.  Events of Default.................................30

         Subsection 13.02.  Waiver of Defaults................................31

SECTION 14.  Termination; Servicing Transfer..................................31

         Subsection 14.01.  Reserved..........................................32

         Subsection 14.02.  Reserved..........................................32

         Subsection 14.03.  Limited Power of Attorney.........................32

         Subsection 14.04.  Supplementary Information.........................32

         Subsection 14.05.  Reasonable Access.................................32

         Subsection 14.06.  Facilities........................................33

         Subsection 14.07.  Reserved..........................................33

         Subsection 14.08.  Reserved..........................................33

SECTION 15.  Successor to the Master Servicer.................................33

SECTION 16.  Notices..........................................................33

SECTION 17.  [Reserved.]......................................................34

SECTION 18.  Severability Clause..............................................34

SECTION 19.  Counterparts.....................................................34

SECTION 20.  Governing Law....................................................35

SECTION 21.  Intention of the Parties.........................................35

SECTION 22.  Successors and Assigns...........................................35

SECTION 23.  Waivers..........................................................35

SECTION 24.  Term Sheet and Exhibits..........................................35

SECTION 25.  General Interpretive Principles..................................35

SECTION 26.  Reproduction of Documents........................................36

SECTION 27.  Nonsolicitation..................................................36

SECTION 28.  Survival and Conflicts...........................................36

SECTION 29.  Further Agreements and Assurances................................36

EXHIBIT 1 - Reserved
EXHIBIT 2 - Contents of Each Mortgage File
EXHIBIT 3 - Form of Custodial Account Letter Agreement
EXHIBIT 4 - Reserved
EXHIBIT 5 - Servicing Addendum
EXHIBIT 6 - Form of Monthly Data
EXHIBIT 7 - Servicing Transfer Instructions
EXHIBIT 8 - Form of Assignment, Assumption and Recognition Agreement
EXHIBIT 9 - Seller's Underwriting Guidelines
EXHIBIT 10 - Form of Power of Attorney
EXHIBIT 11 - Contents of Data Tape by Loan
EXHIBIT 12 - Contents of Data Tape by Group
EXHIBIT 13 - Certification to be provided by the Servicer with Form 10-K
SCHEDULE I - Mortgage Loan Schedule
SCHEDULE II - Schedule of Actions Against the Seller

                 MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

     This is a MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the "Agreement"), dated as of June 13, 2003, by and between Bear Stearns Asset Backed Securities, Inc. (the "Purchaser") and Irwin Union Bank and Trust Co., having an office at 500 Washington Street, Columbus, Indiana 47201 (as "Seller" and as "Master Servicer").

                              W I T N E S S E T H:

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller certain residential first, second or third lien mortgage loans as described herein, related thereto (the "Mortgage Loans") and which shall be delivered as whole loans;

     WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or junior lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule;

     WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

     SECTION 1. DEFINITIONS. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

          ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, mortgage servicing practices (including collection procedures) consistent with the Master Servicer's normal and usual practices in its general mortgage servicing activities for mortgage loans of the same type as the Mortgage Loan:

          AGENCIES: Fannie Mae and Freddie Mac.

          AGREEMENT: This Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

          APPRAISED VALUE: With respect to any Mortgaged Property, the appraised value thereof, determined in the appraisal or other property valuation method (including borrower stated values) used to establish compliance with the underwriting criteria applicable to the origination of the related Mortgage Loan and which appraisal was determined in a manner consistent with standard industry practices for similar properties.

          ASSIGNMENT OF MORTGAGE: An individual assignment, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the conveyance of the Mortgage Loan which may be in the form of one or more "blanket" assignments covering the Mortgage Loans secured by Mortgaged Property located in the same jurisdiction.

          BID POOL: means the Mortgage Loans and the information relating thereto as of April 30, 2003 that was included on the initial Data Tape distributed to the Purchaser by the Seller.

          BUSINESS DAY: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the States of New York, Indiana, California or Nevada are authorized or obligated by law or executive order to be closed.

          CLOSING DATE: June 13, 2003.

          CLOSING DOCUMENTS: The documents required pursuant to Section 9.

          COMBINED LOAN-TO-VALUE RATIO OR CLTV: means, with respect to any Mortgage Loan and any date, the ratio, expressed as a percentage, of the sum of
(a)(i) with respect to HELs or HLTV Mortgage Loans, the Cut-Off Date Stated Principal Balance thereof or (ii) with respect to HELOCs, the Credit Limit of such HELOC and (b) the outstanding principal balance at origination of such Mortgage Loan of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to the Appraised Value.

          CONDEMNATION PROCEEDS: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

          "CREDIT LIMIT" means, with respect to any HELOC, the maximum principal balance permitted under the terms of the related Loan Agreement.

          CUSTODIAL ACCOUNT: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled "Irwin Union Bank and Trust Co., in trust for the Purchaser, Owner of Mortgage Loans, P&I Account."

          CUSTODIAN: Wells Fargo Bank Minnesota, National Association.

          CUT-OFF DATE: The close of business on May 31, 2003.

          DATA TAPE: A data tape containing (i) the information set forth in
Exhibit 11 as of the Cut-Off Date with respect to each Mortgage Loan and (ii) the information set forth in Exhibit 12 as of the Cut-Off Date with respect to all of the Mortgage Loans.

          DRAW: With respect to any HELOC, a borrowing by the Mortgagor under the related Loan Agreement.

          DUE DATE: The day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          DUE PERIOD: With respect to any Mortgage Loan and Distribution Date, the calendar month preceding any such Distribution Date.

          ELIGIBLE ACCOUNT: An account established and maintained: (i) within FDIC insured accounts created, maintained and monitored by the Seller so that all funds deposited therein are fully insured, or (ii) as a trust account with the corporate trust department of Bank of the West or another depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Seller (or any sub-servicer) or (iii) with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A2" or higher by Standard & Poor's and "A" or higher by Fitch Ratings or one of the two highest short-term ratings by any applicable Rating Agency, and which is either
(a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed securities, the equivalent required ratings of each Rating Agency, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Seller (or any sub-servicer) and of any creditors or depositors of the institution in which such account is maintained. In the event that a Custodial Account is established pursuant to clause (iii) or
(iv) of the preceding sentence, the Seller shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

          EVENT OF DEFAULT: Any one of the events enumerated in Subsection
13.01.

          FANNIE MAE: Fannie Mae or any successor thereto.

          FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

          FINAL POOL: means the Mortgage Loans and the information relating thereto as of the Cut-Off Date.

          FREDDIE MAC: Freddie Mac or any successor thereto.

          GAAP: Generally accepted accounting principles, consistently applied, except as noted, subject to year-end adjustments.

          GROUP: means each of the HELOCs, collectively, the HELs, collectively and the HLTV Mortgage Loans, collectively.

          HEL: means each Mortgage Loan identified on the Mortgage Loan Schedule as being a Home Equity Mortgage Loan and which was originated as a closed end, fixed rate home equity loan that is not a HLTV Mortgage Loan.

          HELOC: means each Mortgage Loan identified on the Mortgage Loan Schedule as being a Home Equity Line of Credit and which was originated as an adjustable-rate, home equity line of credit.

          HLTV MORTGAGE LOANS: means those Mortgage Loans identified on the Mortgage Loan Schedule as HLTV Mortgage Loans and which were originated as a closed end fixed rate home equity loan with a loan-to-value rate greater than 100%.

          INTEREST ADJUSTMENT DATE: means, with respect to each HELOC, the date or dates on which the Mortgage Interest Rate thereof is adjusted in accordance with the related Loan Agreement.

          INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of any insurance policy insuring the Mortgage Loan or the related Mortgaged Property.

          INTEREST PAID TO DATE: With respect to a Mortgage Loan, the last date to which interest has been paid on such Mortgage Loan, as shown on the books and records of the Seller as of the Cut-Off Date.

          INTEREST RECEIVABLE: As defined in Section 4.01.

          LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

          LOAN AGREEMENT: means, with respect to a HELOC, the loan agreement or credit line agreement pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgaged Property, as modified or amended.

          MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          MERS MORTGAGE LOAN: Any Mortgage Loan registered with MERS on the MERS(R)System.

          MERS(R) SYSTEM: The system of recording transfers of mortgages electronically maintained by MERS.

          MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

          MOM LOAN: Any Mortgage Loan as to which MERS is acting as the original mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

          MONTHLY PAYMENT: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note or Loan Agreement on each Due Date.

          MORTGAGE: The mortgage, deed of trust or other instrument securing a Mortgage Note or Loan Agreement which creates a first or more junior lien on an estate in fee simple in real property securing a Mortgage Loan.

          MORTGAGEE: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

          MORTGAGE FILE: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents and Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added thereto pursuant to this Agreement.

          MORTGAGE INTEREST RATE: With respect to each Mortgage Loan and any day, the per annum rate of interest applicable under the related Mortgage Documents.

          MORTGAGE LOAN: Each HELOC, each HEL and each HLTV Mortgage Loan or all of such Mortgage Loans, as the context may require, including without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan. The sale of a Mortgage Loan hereunder shall be, in the absence of manifest error, conclusively established by its inclusion on the Mortgage Loan Schedule.

          MORTGAGE LOAN DOCUMENTS: (a) in the case of a HELOC, the related Mortgage and Loan Agreement; (b) in the case of a HEL or a HLTV Mortgage Loan, the related Mortgage and related Mortgage Note and (c) in each case, all other documents required to be delivered to the Purchaser or its Custodian pursuant to Subsection 6.03.

          MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans (which shall also be provided in an electronic format acceptable to Purchaser), such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's last name;
(3) the type of Residential Dwelling constituting the Mortgaged Property; (4) a code indicating the type of the loan (i.e., HELOC, HEL, HLTV Mortgage Loan); (5) the original principal amount of the Mortgage Loan; (6) the original months to maturity; (7) the Mortgage Interest Rate in effect immediately following the Cut-Off Date; (8) the Stated Principal Balance of the Mortgage Loan as of the Cut-Off Date; (9) the CLTV; (10) the Credit Limit, if applicable, the gross margin, if applicable, and (11) the lien position of the Mortgage Loan. With respect to the Mortgage Loans in the aggregate and by Group, the related Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (1) the total number of Mortgage Loans; (2) the total and average outstanding principal balances of the Mortgage Loans; (3) the weighted average margin and Mortgage Interest Rate of the Mortgage Loans; (4) the original and remaining weighted average maturities of the Mortgage Loans; (5) the lien positions of the Mortgage Loans, (6) the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans and (7) the weighted average FICO score.

          MORTGAGE NOTE: With respect to a HEL or a HLTV Mortgage Loan, the mortgage note pursuant to which the Mortgagor agrees to pay the indebtedness evidenced thereby and secured by a Mortgage on the Mortgaged Property, as modified or amended.

          MORTGAGED PROPERTY: The underlying real property securing a Mortgage Loan.

          MORTGAGOR: The obligor under the related Mortgage Loan Documents.

          OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

          OPINION OF COUNSEL: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

          PASS-THROUGH TRANSFER: The sale of some or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated, mortgage pass-through transaction.

          PERSON: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          PERMITTED LIENS: Liens for (i) real estate taxes and special assessments not yet delinquent (provided, that property taxes may be delinquent up to one year); (ii) as to the Mortgage Loans identified as junior Mortgage Loans as of the Cut-Off Date on the data tapes provided by the Master Servicer to, among others, the Purchaser, any senior mortgage loans secured by such Mortgaged Property; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; (iv) liens prior to the related senior mortgage, if verified as paid, and liens and judgments of $5,000 or less, including sewer or maintenance liens, mechanics' liens or UCC filings that have been included in the first mortgage balance for the purpose of calculating CLTV for any related Mortgage Loan; (v) liens discovered after final approval is given on a Mortgage Loan application that are defined as acceptable and are less than 1.0% of the Appraised Value or less than 10% of the original Stated Principal Balance of the Mortgage Loan, whichever is less; and (vi) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided to, among others, the Purchaser by the related Mortgage Loan Documents.

          PRINCIPAL PREPAYMENT: With respect to any Mortgage Loan, a payment of principal by the related Mortgagor in advance of the scheduled Due Date of such amount.

          PURCHASE PRICE: The price paid by the Purchaser in exchange for the Mortgage Loans on the Closing Date as set forth in Section 4.01 and in the Term Sheet.

          PURCHASE PRICE PERCENTAGE: With respect to any Mortgage Loan, the purchase price percentage for such Mortgage Loan specified in the Purchase Price Schedule.

          PURCHASE PRICE SCHEDULE: The schedule setting forth the Purchase Price Percentage for a Group (which may be provided in an electronic format acceptable to the Purchaser).

          PURCHASER: Bear Stearns Asset Backed Securities, Inc., its successors in interest and assigns.

          QUALIFIED SUBSTITUTE MORTGAGE LOAN(S): A Mortgage Loan or Mortgage Loans that is or are part of the same Group as the substituted Mortgage Loan and which (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the substituted Mortgage Loan and has or have the same or a better lien priority as the substituted Mortgage Loan with a Mortgagor having the same or better traditionally ranked credit status and is an owner-occupied Mortgaged Property, (ii) matures or mature no later than (and not more than one year earlier than) the substituted Mortgage Loan, (iii) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the substituted Mortgage Loan, (iv) has or have a Stated Principal Balance or Stated Principal Balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the unpaid Stated Principal Balance of the substituted Mortgage Loan as of such date, and
(v) complies or comply as of the date of substitution with each representation and warranty set forth in the Agreement.

          RATING AGENCY: Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Fitch Ratings or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

          RECONSTITUTION AGREEMENTS: The agreement or agreements entered into by the Purchaser, the Seller and certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or Whole Loan Transfer as set forth in
Section 29, including, but not limited to, a pooling and servicing agreement, a trust agreement, and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer or Whole Loan Transfer. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the Seller with respect to a Pass-Through Transfer or Whole Loan Transfer shall be reasonably satisfactory in form and substance to the Purchaser and the Seller (giving due regard to any rating, insurer or master servicing requirements) and the representations and warranties contained in Section 7.01 and 7.02 hereof shall be restated by the Seller to the extent set forth in Section 29. Each Reconstitution Agreement shall provide that the Master Servicer shall be entitled to receive not less than the Servicing Fee. The Seller will consider in good faith making any additional representations and warranties reasonably requested by any Rating Agency in connection with a Pass-Through Transfer and shall not unreasonably refuse to make any such representation or warranty.

          RECONSTITUTION DATE: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be subject to a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 29 hereof.

          RELATED DOCUMENTS: With respect to each Mortgage Loan, the documents specified on Exhibit 2 attached hereto, and any documents required to be added to such documents pursuant to the terms hereof.

          REO DISPOSITION: The final sale by the Seller of any REO Property.

          REO PROPERTY: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

          REPURCHASE PRICE: With respect to any Mortgage Loan, a price equal to the Purchase Price paid for the Mortgage Loan, LESS any principal collected with respect to such Mortgage Loan and applied in reduction of the Stated Principal Balance thereof, PLUS any accrued and unpaid interest on such Mortgage Loan from the Closing Date (or, if later, the date interest was last paid through by the related Mortgagor) up to but not including the date of repurchase.

          SAIF: The Savings Association Insurance Fund, or any successor thereto.

          SELLER AND MASTER SERVICER: Irwin Union Bank and Trust Co., their successors in interest and assigns, as permitted by this Agreement.

          SELLER'S OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, President, any Vice President or Treasurer of the Seller stating the date by which the Seller expects to receive any missing documents sent for recording from the applicable recording office.

          SERVICING ADDENDUM: The terms and conditions attached hereto as
EXHIBIT 5 which will govern the servicing of the Mortgage Loans by the Seller.

          SERVICING RIGHTS: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, prepayment penalties or premiums due in connection with a Principal Prepayment, other penalties, fees or similar payments with respect to the Mortgage Loan or other receipts on or with respect to the Mortgage Loan), reimbursements for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) all accounts and other rights to payment related to any of the property described in this paragraph; (d) possession and use of by the Master Servicer of any and all Mortgage Files, which are not required to be delivered to the Purchaser or its Custodian pursuant to Subsection 6.03, pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans;
(e) except to the extent otherwise provided in Section 27, all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; (f) all rights, powers and privileges incident to any of the foregoing; and (g) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights and all rights of the Seller thereunder including, but not limited to, any clean-up calls and termination options.

          SERVICING RIGHTS PURCHASE PRICE: An amount equal to the Master Servicer's carrying value as determined by the Master Servicer as of the date of such transfer and entered on its balance sheet, with respect to the Servicing Rights and the prepayment penalties. In the event that the date of purchase is not month-end, the purchase price shall be amortized based on the number of days from the prior month-end to the date of purchase.

          STATED PRINCIPAL BALANCE: As to each Mortgage Loan other than a Liquidated Mortgage Loan, and as of any day, (i) the principal balance of such Mortgage Loan as of the Cut-Off Date plus, in the case of a HELOC any Draws related thereto, minus (ii) in the case of all Mortgage Loans, all collections credited as principal in respect of any such Mortgage Loan in accordance with the related Mortgage Documents and applied in reduction of the Stated Principal Balance thereof. For purposes of this definition, a fully liquidated Mortgage Loan shall be deemed to have a Stated Principal Balance of zero immediately following its final liquidation.

          SUBSERVICER: Irwin Home Equity Corporation.

          TERM SHEET: The Confirmation Letter, dated as of May 16, 2003, that was executed and delivered by the Seller and the Purchaser to provide for the sale of the Mortgage Loans pursuant to the terms thereof and to the terms of this Agreement.

          WHOLE LOAN TRANSFER: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Purchaser to one or more third parties in whole loan or participation format.

     SECTION 2. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the Cut-Off Date in an amount set forth on the Term Sheet.

     SECTION 3. MORTGAGE LOAN SCHEDULE. The Seller shall deliver the Mortgage Loan Schedule to the Purchaser at least two (2) Business Days prior to the Closing Date.

     SECTION 4. PURCHASE PRICE; NEAR-TERM PRINCIPAL PREPAYMENTS.

          Subsection 4.01. PURCHASE PRICE.

          The Purchase Price for each Mortgage Loan listed on the Mortgage Loan Schedule, which shall not include any Mortgage Loan which prepays on or prior to the Closing Date, shall be the sum of (i) the Purchase Price Percentage multiplied by the Stated Principal Balance of such Mortgage Loan as of the Cut-Off Date, after application of payments received on the Mortgage Loans on or before the Cut-Off Date, plus accrued interest at the applicable mortgage interest rate, net of the Base Servicing Fee (as defined in the Term Sheet), on each Mortgage Loan from, and excluding, the Cut-Off Date to, and including, the day prior to the Closing Date, and (ii) interest accrued on such Mortgage Loan from the Interest Paid to Date up to and including the Cut-Off Date (referred to as the "Interest Receivable" for such Mortgage Loan) .

          With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive (except as otherwise described in this Agreement):
(i) all payments and/or recoveries of principal collected from, and including, the Cut-Off Date, (ii) with respect to each Mortgage Loan and in accordance with the Term Sheet, the Interest Receivable and (iii) all payments of interest with respect to interest accrued on the Mortgage Loans from, and excluding, the Cut-Off Date .

          In the event of a loan repurchase or a loan substitution pursuant to
Section 29(g), the Purchase Price for the Mortgage Loans may be adjusted post-settlement in accordance with the Term Sheet to reflect the change in overall loan characteristics. The purchase price differential shall be refunded to the Purchaser in the event of such change in overall loan characteristics.

          Subsection 4.02. NEAR-TERM PRINCIPAL PREPAYMENTS.

          In the event any Principal Prepayment in full is made voluntarily by a Mortgagor (I.E., not made in connection with a Mortgagor's default) on or prior to sixty-five (65) days after the Closing Date, the Seller shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the Stated Principal Balance of such Mortgage Loan as of the Cut-Off Date (each such amount, the "Premium").

     SECTION 5. EXAMINATION OF MORTGAGE FILES. Purchaser shall have the right to examine the Mortgage Files. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successors') rights to demand repurchase or any other relief or remedy provided for in this Agreement.

     SECTION 6. CONVEYANCE FROM SELLER TO PURCHASER.

          Subsection 6.01. CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES.

          On the Closing Date, the Seller, simultaneously with the payment of the Purchase Price, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller shall deliver to the Purchaser (or, upon Purchaser's request, its designee) the Mortgage Loan Documents. The contents of each related Mortgage File required to be retained by the Master Servicer to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser prior to the Closing Date are, and shall be, held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note or Loan Agreement, Mortgage, and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

          Any portion of the Mortgage File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement.

          Subsection 6.02. BOOKS AND RECORDS.

          Except for each Mortgage Loan that is not a MERS Mortgage Loan, record title to each Mortgage and the related Mortgage Note or Loan Agreement as of the Closing Date shall be in the name of the Seller in trust for the benefit of the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate, solely for the purpose of facilitating the servicing of the Mortgage Loans as described herein. Upon Purchaser's request, the Seller shall transfer, or cause to be transferred, record title to each Mortgage and the related Mortgage Note or Loan Agreement to the Purchaser or its designee. Notwithstanding the foregoing, beneficial ownership of each Mortgage, the related Mortgage Note or Loan Agreement shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller to which Purchaser is entitled as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

          It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller's business records, tax returns and financial statements.

          Subsection 6.03. DELIVERY OF MORTGAGE LOAN DOCUMENTS.

          No later than one (1) Business Day prior to the Closing Date, the Seller shall deliver to the Purchaser, or its Custodian, as agent, the following Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the Closing Date and set forth on the related Mortgage Loan Schedule:

               (a) The original Mortgage Note or Loan Agreement endorsed by the holder of record without recourse in the following form: "Pay to the order of _________________________________________________, without recourse,"
     and signed in the name of the holder of record, and if by Seller, by an authorized officer. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Seller], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by "[Seller] formerly known as [previous name]". None of the Mortgage Notes may be in the form of a lost note affidavit except with respect to Mortgage Notes originated through the Seller's retail channel (which the Seller will identify as being so originated);

               (b) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, from the Seller to "Mortgage Electronic Registration Systems, Inc., its successors and assigns, as nominee for Wells Fargo Bank Minnesota, National Association, its successors and assigns, [Address to be completed]," or otherwise in accordance with MERS policies or Purchaser's instructions, which assignment of mortgage shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment must be by "[Seller] formerly known as [previous name]". If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Seller], successor by merger to the [name of predecessor]".

               (c) Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan that is not a MERS Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Purchaser a photocopy of such Mortgage. With respect to each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

               (d) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller;

               (e) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the originals, or copies thereof certified by the public recording office in which such assignments have been recorded, of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignment of mortgage, the Seller shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment of mortgage.

          If the Seller cannot deliver the original recorded Mortgage Loan Documents on the Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 120 days from the Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or, upon Purchaser's request, its designee (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 120 days of the Closing Date, solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Seller shall deliver such document to Purchaser, or upon Purchaser's request, its designee, within such time period as specified in a Seller's Officer's Certificate. In the event that documents have not been received by the date specified in the Seller's Officer's Certificate, a subsequent Seller's Officer's Certificate shall be delivered by such date specified in the prior Seller's Officer's Certificate, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered based on the exception report(s) delivered by the Custodian. If delivery is not completed within 180 days of the Closing Date, solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Seller shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the 270th day from the date of execution of the Term Sheet, the Seller shall attach a copy of the missing original recorded document certified by the Seller and certify that the Mortgage Loan Document relating to such Mortgage Loan has been sent for recording. In the event that the recording office keeps the original recorded documents or if such original recorded documents are lost, then the Seller shall deliver to the Purchaser, or its designee, a county certified copy of such documents or the Purchaser may require the Seller to repurchase the related Mortgage Loans at the Repurchase Price in accordance with
Section 7.03 hereof.

          The Seller shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

          If the Purchaser discovers any defect with respect to a Mortgage File, the Purchaser shall give prompt written specification of such defect to the Seller, and the Seller shall cure, repurchase or substitute such Mortgage Loan in accordance with the procedure set forth in Section 7.03.

          For each Mortgage Loan that is not a MERS Mortgage Loan (if any), the Seller shall prepare the Assignments of Mortgage and record the Assignment of Mortgage for each Mortgage Loan in the name of and at the direction of the Purchaser. The Seller shall be responsible for all fees in connection with its recordation of the Assignments of Mortgage and any other fees or costs in transferring all original documents to the Purchaser.

          In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at its own expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the Purchaser as holder of the beneficial interest of such Mortgage Loans. The Seller further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or as otherwise instructed by Purchaser in writing in accordance with the terms of this Agreement.

     SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REMEDIES FOR BREACH.

          Subsection 7.01. REPRESENTATIONS AND WARRANTIES RESPECTING THE SELLER.

          The Seller hereby represents and warrants to the Purchaser as of the Closing Date that:

          (i) The Seller is an Indiana banking corporation duly organized and validly existing under the laws of the State of Indiana and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The Seller (including, where appropriate, through its subsidiaries) has or is in the process of confirming all licenses necessary to carry out its business as now being conducted, and is (or the Subservicer acting on its behalf is) licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon Seller by any such state, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the sale of the Mortgage Loans in accordance with the terms of this Agreement;

          (ii) The Seller has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and to conduct its business as presently conducted. The Seller has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, and any agreements contemplated hereby, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, and each Assignment of Mortgage and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

          (iii) Neither the execution and delivery of this Agreement by the Seller, nor the origination or purchase of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the performance of or compliance with the terms and conditions of this Agreement will (a) conflict with any of the terms, conditions or provisions of the Seller's articles of incorporation or by-laws,
(b) constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets, or (c) result in the material violation of any law, rule, regulation, order, judgment or decree to which the Seller or its properties are subject;

          (iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

          (v) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement . The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors;

          (vi) The Master Servicer (including, where appropriate, through its subsidiaries) is, or is in the process of confirming that it is, properly qualified to service the Mortgage Loans and the Subservicer has been servicing the Mortgage Loans prior to the Cut-Off Date;

          (vii) Immediately prior to the payment of the Purchase Price for the Mortgage Loans, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note or Loan Agreement and upon the payment of the related Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note or Loan Agreement and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

          (viii) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative or other tribunal (a) that might prohibit its entering into this Agreement, (b) seeking to prevent the sale of the Mortgage Loans, or the consummation of the transactions contemplated by this Agreement, (c) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or (d) unless otherwise provided by the Seller to the Purchaser in writing, that is reasonably likely to have a material adverse effect on the financial condition of the Seller;

          (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the sale of the Mortgage Loans and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

          (x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and Loan Agreements, the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

          (xi) As of the Closing Date, the origination, servicing and collection practices used by the Seller and, to the best knowledge of Seller, any prior originator or servicer since origination with respect to each Mortgage Note or Loan Agreement and Mortgage have been legal and in material accord with applicable laws and regulations and the Mortgage Loan Documents, and in all material respects proper and prudent in the mortgage origination and servicing business and in accordance with Accepted Servicing Practices. The Seller is duly qualified, licensed, registered and otherwise authorized if required under all applicable federal state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by its regulator. At the time any Mortgage Loan is registered by the Seller with MERS, the Seller will be a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

          (xii) In the opinion of Seller, the consideration received by Seller upon the sale of the Mortgage Loans to Purchaser under this Agreement constitutes fair consideration for the Mortgage Loans under current market conditions. The Seller will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

          (xiii) The Seller has delivered to the Purchaser financial statements for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement ;

          (xiv) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

          (xv) The Seller (or its subsidiary) has the computer systems and the capability to effect a servicing transfer via a "tape-to-tape" method or via a reasonably acceptable electronic data processing method.

          Subsection 7.02. REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL MORTGAGE LOANS.

          The Seller hereby represents and warrants to the Purchaser, with respect to each Mortgage Loan, as of the Closing Date or such other date specified herein:

          (i) The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;

          (ii) 99.75% of the Mortgage Loans by Stated Principal Balance have no payment which is greater than 29 days past due and none of the Mortgage Loans have a payment which is greater than 59 days past due. To the best of Seller's knowledge, no Mortgage Loan has been dishonored and there are no material defaults under the terms of the Mortgage Loan, except as set forth in this paragraph;

          (iii) To the best of Seller's knowledge, there is no valid offset, right of rescission, defense or counterclaim of any obligor under any Mortgage Note, Loan Agreement or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note or Loan Agreement, and any applicable right of rescission has expired, nor will the operation of any of the terms of such Mortgage Note, Loan Agreement or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note, Loan Agreement or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. To the best of Seller's knowledge, no Mortgage Loan is subject to any pending bankruptcy, insolvency, reorganization or moratorium;

          (iv) Other than amounts that constitute Permitted Liens, to the best of Seller's knowledge, there are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage;

          (v) To the best of Seller's knowledge, as of the Closing Date, there was and there currently is no material damage to any Mortgaged Property. To the best of Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any of the Mortgaged Properties. The Seller has not received notification that any such proceedings are scheduled to commence at a future date.

          (vi) To the best of Seller's knowledge, each Mortgage is a valid, subsisting, enforceable and perfected first or more junior lien on the Mortgaged Property securing the related Mortgage Note or Loan Agreement, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note or Loan Agreement's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. Each Mortgaged Property is owned by the Mortgagor in fee simple and is free and clear of all adverse claims, encumbrances and liens other than Permitted Liens having priority over the lien of the Mortgage. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting enforceable, and perfected lien and security interest on the property described therein, and immediately prior to the sale of such Mortgage Loan to the Purchaser pursuant to this Agreement and the related Term Sheet, the Seller had full right to sell and assign the same to the Purchaser;

          (vii) Each Mortgage Loan complies with, and the Seller has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act and disclosure laws and all applicable predatory and abusive lending laws, and the consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. Not more than thirty percent (30%) of the Mortgage Loans are classified as a "high cost" loan under Section 32 of the Home Ownership and Equity Protection Act of 1994. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. Seller shall maintain in its possession, available for the Purchaser's inspection, as appropriate, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

          (viii) Neither the Seller nor any prior holder of any Mortgage Loan has in any material manner impaired, waived, altered or modified the Mortgage, Mortgage Note or Loan Agreement (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan; satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

          (ix) A property profile, title search, limited coverage policy or title insurance policy was obtained with respect to each Mortgage Loan, to the extent consistent with the normal credit and underwriting policies of Seller.

          (x) To the best of Seller's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (xi) To the best of Seller's knowledge, all parties that have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with or exempt from any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks having principal offices in such state, or (4) not doing business in such state;

          (xii) Each Mortgage Note or Loan Agreement and the applicable Mortgage are original and genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors' rights generally or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note or Loan Agreement and the Mortgage had legal capacity to execute the Mortgage Note or Loan Agreement and the Mortgage and each Mortgage Note or Loan Agreement and Mortgage has been duly and properly executed by such parties;

          (xiii) Other than with respect to the undrawn portion of the HELOCs as of the Cut-Off Date, the proceeds of the Mortgage Loan have been fully disbursed; there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note or Loan Agreement or Mortgage;

          (xiv) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure or if applicable, non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property subject to any senior liens. There is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclose;

          (xv) With respect to each Mortgage constituting a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (xvi) There are no defaults by Seller in complying with the terms of the Mortgage, and to the best of Seller's knowledge all taxes, governmental assessments, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid;

          (xvii) The Mortgage Note or Loan Agreement is not and has not been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage and such Mortgage does not serve as security for any other obligation (other than the related first lien mortgage and other Permitted Liens) and no Mortgage Loan is secured by more than one Mortgaged Property;

          (xviii) There is no material default, breach or event of acceleration existing under the Mortgage or the applicable Mortgage Note or Loan Agreement; and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and none of (i) the Seller and any of its affiliates (ii) any servicer or subservicer and (iii) any prior mortgagee, of any Mortgage Loan has waived any material default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

          (xix) There is no obligation on the part of the Seller or any other party to make any payments with respect to the related Mortgage Loan in addition to the Monthly Payments required to be made by the applicable Mortgagor and except in the case of the undrawn portion of the HELOCs as of the Cut-Off Date, the Mortgage Note or Loan Agreement with respect to any Mortgage Loan does not permit or obligate the Seller to make future advances to the Mortgagor at the option of the Mortgagor;

          (xx) The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

          (xxi) RESERVED.

          (xxii) Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon (including a manufactured dwelling deemed to be real estate under applicable state law), or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. No Mortgaged Property consists of cooperative housing or stock in a cooperative housing corporation;

          (xxiii) None of the Mortgage Loans provide for deferred interest or negative amortization. No Mortgaged Property is a timeshare;

          (xxiv) The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. The Mortgage Loan is not a graduated payment Mortgage Loan;

          (xxv) Seller is the sole owner of record and is the holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note or Loan Agreement. Upon the sale of the Mortgage Loan to the Purchaser, the Seller will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Upon the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note or Loan Agreement and the Mortgage, was not subject to an assignment sale or pledge to any person other than Purchaser and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien other than Permitted Liens, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement. After the Closing Date, the Seller will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement , or as otherwise agreed to by the Seller and the Purchaser. The Seller acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

          (xxvi) Other than with respect to the HELOCs, all of the Mortgage Loans are fixed rate mortgage loans. Unless otherwise indicated on the Mortgage Loan Schedule, other than with respect to the HELOCs, the Mortgage Note is payable in monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from origination. Each HELOC provides for an initial period (the "Revolving Period") during which the Mortgagor is required to make monthly payments of interest payable in arrears and requires repayment of the unpaid principal balance thereof over a period following the Revolving Period which is not in excess of 122 months. Except with respect to the HELOCs, principal payments on the Mortgage Loan commenced no more than ninety (90) days after the funds were disbursed in connection with the Mortgage Loan. All required notices of interest rate and payment amount adjustments have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate of each interest rate adjustment, with interest calculated and payable in arrears. All Mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest paid has been properly credited pursuant to state and local law.

          (xxvii) The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee and such provision is enforceable;

          (xxviii) Each of the Mortgage and, with respect to each Mortgage Loan that is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (xxix) Except with respect to one Mortgage Loan, no Mortgagor has notified the Seller and the Seller has no other knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

          (xxx) To the best knowledge of Seller, there exists no violation of any local, state, or federal environmental law, rule or regulation with respect to the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Seller has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

          (xxxi) For each Mortgage Loan, the related Mortgage File is complete and contains a true, accurate and correct copy of each of the documents and instruments specified to be included therein;

          (xxxii) Each Mortgage Note, each Loan Agreement, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered by the Seller hereunder has been delivered to the Purchaser or its agent;

          (xxxiii) As of the Closing Date, no more than 45% (by Stated Principal Balance) of the Mortgage Loans constitute "real estate mortgages" for the purposes of Treasury Regulation ss. 301.7701(i)-1(d) under the Code. For this purpose a Mortgage Loan constitutes a "real estate mortgage" if it satisfies either test set out in paragraph (a) or paragraph (b) below:

                    a. The fair market value of the interest in real property
               securing the obligation was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified). For purposes of this paragraph (a), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

                    b. Substantially all of the proceeds of the obligation were used for one or more of the following purposes: (i) to acquire an interest in real property; (ii) to improve an interest in real property; or (iii) to protect an interest in real property, that, at the origination date, is the only security for the obligation. For this purpose only, substantially all of the proceeds of the obligations means two-thirds or more of the gross proceeds. For purposes of this paragraph, the use of the proceeds of the related Mortgage Loan to retire an existing lien against the related Mortgaged Property is considered use of the proceeds to protect an interest in real property;

          (xxxiv) The Seller used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller's portfolio; No statement, tape, diskette, form, report or other document furnished or to be furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

          (xxxv) No fraud, error, negligence, misrepresentation or material omission of fact with respect to a Mortgage Loan has taken place on the part of the Seller or the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan;

          (xxxvi) The Mortgagor has received and has executed, where applicable, prior to origination of the Mortgage Loan, all disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan;

          (xxxvii) To the best of the Seller's knowledge, there has been no default on any senior mortgage loan relating to a Mortgaged Property that has not been cured by a person other than the Seller or an affiliate thereof;

          (xxxviii) No HEL or HELOC has a Combined Loan-to-Value Ratio in excess of 100%. No HLTV Mortgage Loan has a Combined Loan-to-Value Ratio in excess of 125%;

          (xxxix) Excluding matters more specifically addressed in other subsections of this Section 7.02, the Seller has no knowledge of any other circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause the Purchaser to regard the Mortgage Loan as an unacceptable investment, cause such Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan. The Seller did not select the Mortgage Loans sold to Purchaser based on any adverse selection of mortgage loans in its portfolio that met Purchaser's purchase parameters for this transaction, including without limitation, the location or condition of the Mortgaged Property, payment pattern of the borrower or any other factor that may adversely affect the expected cost of foreclosing, owning or holding the Mortgage Loans or related Mortgaged Property or collecting the insurance or guarantee proceeds related thereto;

          (xl) Each Mortgage Loan was originated by or for the Seller pursuant to, and conforms with, the Seller's underwriting guidelines attached as EXHIBIT 9 hereto;

          (xli) No less than 85 percent by Stated Principal Balance of the Mortgage Loans have a prepayment penalty and at least 25 percent by Stated Principal Balance have a prepayment penalty for at least three years. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and is permitted pursuant to federal, state and local law. Seller's business practices are to enforce such prepayment penalty features, subject to waiver at Seller's option for reasonable and prudent business purposes, including, without limiting the foregoing, a refinance of the Mortgage Loan by the Seller or any parent, subsidiary or affiliate of the Seller. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

          (xlii) Each Mortgage Loan where the related Mortgage is in first lien position or where the balance at origination exceeded $100,000 is covered by a valid and transferable tax service contract with Transamerica Real Estate Tax Services, Inc. or such other vendor as may be reasonably acceptable to the Purchaser, which may be assigned without the payment of any fee by the Purchaser;

          (xliii) No Mortgage Loan was originated under a reduced documentation program;

          (xliv) The Mortgage Loans conform to the characteristics set forth in the Term Sheet;

          (xlv) At least 50% of the Mortgage Loans by Stated Principal Balance in each of the Groups have conforming balances under Fannie Mae and Freddie Mac published underwriting guidelines;

          (xlvi) No Mortgage Loan secured by property in the State of Georgia and originated on or after October 1, 2002 qualifies as is a "high cost" loan as defined by applicable Georgia law;

          (xlvii) No Mortgage Loan secured by property in the City of New York and originated on or after February 20, 2003 qualifies as a "high cost" loan under New York City Local Law No. 36 (2002); and

          (xlviii) No Mortgage Loan secured by property in the State of New York and originated on or after April 1, 2003 qualifies as a "high cost" loan under New York Banking Law ss.6-1.

          Subsection 7.03. REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES; REPURCHASE OF NEAR-TERM PAYMENT DEFAULTS; POST-CLOSING DUE DILIGENCE.

          It is understood and agreed that the covenants, representations and warranties of Seller set forth in this Agreement shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Loan Agreement or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan) in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

          Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any material breach of a representation or warranty regarding a Mortgage Loan, or the interest of the Purchaser therein, the Seller shall either promptly cure such breach or, at its option, repurchase such Mortgage Loan at the Repurchase Price or provide a Qualified Substitute Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser with three (3) Business Days notice and shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser. Any such repurchases shall not be subject to the maximum limitation on the repurchases specified in the final sentence of the fourth paragraph of this Subsection 7.03.

          Notwithstanding anything express or implied herein to the contrary, with respect to any representation or warranty above that is made to the Seller's knowledge, if the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser and/or its successors and assigns, then such inaccuracy shall be deemed a breach of the representation or warranty for all purposes under this Agreement. Without limiting the generality of the foregoing, the Seller agrees that it shall be responsible for curing such deemed breaches and for repurchasing and/or indemnifying the Purchaser and/or its successors and assigns in accordance with the terms of this Agreement, to the same extent as if the Seller had possessed knowledge that the substance of the representation or warranty was inaccurate when the representation or warranty was made under this Agreement.

          In the event that the related borrower has not made each of the two
(2) scheduled Monthly Payments which are due under any Mortgage Loan within 65 days of the Closing Date are not made within thirty (30) days of its Due Date (as "Early Payment Default"), then not later than five (5) Business Days after notice to the Seller by the Purchaser (and at the Purchaser's sole option), the Seller, shall repurchase such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in this Subsection 7.03. The Purchaser shall notify the Seller of the Mortgage Loans required to be so repurchased no later than 120 days after the Closing Date. The maximum dollar amount of such repurchases shall be capped at six percent (6%) of the Stated Principal Balance of the Mortgage Loans in the Final Pool.

          At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser and its respective designees relating to the repurchased Mortgage Loan. Upon the repurchase of a Mortgage Loan, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

          In addition to such cure and repurchase obligation, the Seller shall indemnify the Purchaser and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from any assertion based on, grounded upon or resulting from a breach or alleged breach of any of the representations and warranties contained in this Section 7. In addition to the obligations of the Seller set forth in this Subsection 7.03, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages.

          Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or
7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

          If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (a) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (b) cause MERS to designate on the MERS(R) System the Seller or the Seller's designee as the beneficial holder of such Mortgage Loan.

     SECTION 8. CLOSING. The closing for the Mortgage Loans shall take place on the Closing Date. The closing shall be either by telephone and facsimile, confirmed by letter or wire as the parties shall agree.

          Subsection 8.01. CONDITIONS TO PURCHASER'S OBLIGATIONS.

          The obligation of Purchaser to purchase the Mortgage Loans on the Closing Date is subject to the satisfaction at or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Purchaser):

          (a) REPRESENTATIONS AND WARRANTIES CORRECT. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date.

          (b) COMPLIANCE WITH COVENANTS. Seller shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed on or prior to the Closing Date under this Agreement .

          (c) CLOSING DOCUMENTS. Seller shall have executed and delivered this Agreement and all other Closing Documents and all other documents required to be delivered by Seller hereunder.

          (d) CORPORATE ACTIONS. All corporate, partnership and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereunder shall have been taken by Seller.

          (e) MORTGAGE FILE. The Seller shall have delivered to the Purchaser all of the Mortgage Loan Documents in accordance with Section 6.03 with respect to each Mortgage Loan.

          Subsection 8.02. CONDITIONS TO SELLER'S OBLIGATIONS.

          The obligation of Seller to sell the Mortgage Loans on the Closing Date is subject to the satisfaction at or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Seller):

          (a) PURCHASE PRICE. The Purchase Price shall have been delivered to Seller by wire transfer of immediately available funds pursuant to Seller's reasonable instructions.

          (b) COMPLIANCE WITH COVENANTS. The Seller shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed under this Agreement .

          (c) CLOSING DOCUMENTS. Seller shall have executed and delivered this Agreement.

          (d) CORPORATE ACTIONS. All corporate and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereunder shall have been taken by Purchaser.

          SECTION 9. CLOSING DOCUMENTS.

          The Closing Documents for the Mortgage Loans to be purchased on the Closing Date shall consist of fully executed originals of the following documents:

          1.   this Agreement, in two (2) counterparts;

          2. upon the request of Purchaser, a Custodial Account Letter Agreement in the form attached as EXHIBIT 3 hereto;

          3.   Reserved.

          4.   the Mortgage Loan Schedule;

          5.   the Term Sheet;

          6. an Opinion of Counsel to the Seller, in a form acceptable to the Purchaser; and

          7. such other documents related to the purchase and sale of the Mortgage Loans as the Purchaser may reasonably request.

          SECTION 10. COSTS; ASSIGNMENTS. The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transaction covered by this Agreement. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans including, without limitation, fees for the preparation and recording of intervening assignments of Mortgage and Assignments of Mortgage, any termination fees owed to Seller's document custodian, any costs relating to transfer of the Mortgage File, and other Mortgage Loan records to Purchaser, the costs of delivering complete master file tape information and other electronically stored information to the Purchaser, recording fees, the costs of notifying the Mortgagors, and the legal fees and expenses of its attorneys shall be paid by the Seller.

          SECTION 11. MASTER SERVICER'S SERVICING OBLIGATIONS. The Master Servicer, as independent contract servicer, and in consideration of its entitlement to the Servicing Fee, shall service and administer the Mortgage Loans in accordance with the terms and provisions set forth in this Agreement and in the Servicing Addendum attached hereto as EXHIBIT 5, which Servicing Addendum is incorporated herein by reference. The Master Servicer shall not take any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected. In accordance with Accepted Servicing Practices, the Master Servicer shall not fail to take any practicable and reasonable action which would result in Purchase's interest in the Mortgage Loans being adversely affected.

          SECTION 12. THE SELLER.

          Subsection 12.01. INDEMNIFICATION.

          (a) The Seller agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) that the Purchaser may sustain in any way related to (i) any act or omission on the part of the Seller in receiving, processing, funding or servicing any Mortgage Loan; (ii) the failure of the Seller to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement; and (iii) for breach of any covenant, representation or warranty of the Seller contained herein. In addition to the obligations of the Seller set forth in this Subsection 12.01, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Seller shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser and with counsel reasonably satisfactory to the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim but failure to so notify the Purchaser shall not limit its obligations hereunder. The Seller agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser. The provisions of this Section 12.01 shall survive termination of this Agreement.

          (b) The Purchaser agrees to indemnify the Seller and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) that the Seller may sustain in any way related to the breach of any covenant, representation or warranty of the Purchaser contained herein. In addition to the obligations of the Purchaser set forth in this Subsection 12.01(b), the Seller may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Purchaser shall immediately notify the Seller if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Seller and with counsel reasonably satisfactory to the Seller) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Seller in respect of such claim but failure to so notify the Seller shall not limit its obligations hereunder. The Purchaser agrees that it will not enter into any settlement of any such claim without the consent of the Seller. The provisions of this Section 12.01 shall survive termination of this Agreement.

          Subsection 12.02. MERGER OR CONSOLIDATION OF THE SELLER.

          The Seller shall keep in full force and effect its existence, rights and franchises as an Indiana banking corporation under the laws of its formation in the State of Indiana except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

          Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall satisfy any requirements of Section 15 with respect to the qualifications of a successor to the Seller.

          Subsection 12.03. LIMITATION ON LIABILITY OF THE SELLER AND OTHERS.

          Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken, or for refraining from the taking of any action, in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell, or duty to service, the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller's indemnification under Subsections
7.03 or 12.01.

          Subsection 12.04. MASTER SERVICER NOT TO RESIGN.

          The Master Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer in which event the Master Servicer may resign as servicer. Any such determination permitting the resignation of the Master Servicer as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Master Servicer's responsibilities and obligations hereunder in the manner provided in Section 15.

          Subsection 12.05. NO TRANSFER OF SERVICING.

          With respect to the retention of the Master Servicer to service the Mortgage Loans, the Master Servicer acknowledges that the Purchaser has acted in reliance upon the Master Servicer's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Master Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld. Irwin Home Equity Corporation shall be a permitted subservicer of the Master Servicer.

          SECTION 13. DEFAULT.

          Subsection 13.01. EVENTS OF DEFAULT.

          In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

          (ii) failure on the part of the Seller duly to observe or perform in any material respect, within the required time period, any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

          (iv) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Seller or of, or relating to, all or substantially all of its property; or

          (v) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) failure by the Seller (including through its subsidiaries) to be in compliance with any applicable "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located, but only to the extent such non-compliance materially and adversely affects the Seller's ability to do business, to originate or service the Mortgage Loans or to perform its other obligations hereunder; or

          (vii) the Seller attempts to assign, sell, pledge or hypothecate its right to servicing compensation hereunder.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer as servicer under this Agreement. On or after the receipt by the Seller of such written notice, all authority and power of the Master Servicer to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 15.

          If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Subsection 12.04) of the Seller hereunder, either (i) the successor to the Seller shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Seller shall cooperate with the successor either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor or (y) in causing MERS to designate on the MERS(R) System the successor as the servicer of such Mortgage Loan. The preceding is subject to any limitations required by any guarantor of the Mortgage Loans.

          Subsection 13.02. WAIVER OF DEFAULTS.

          The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          SECTION 14. TERMINATION; SERVICING TRANSFER. In connection with any termination pursuant to Section 13 or Servicing Rights purchase pursuant to the next paragraph, upon request from the Purchaser in connection with any such termination, the Master Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, to prepare notices to the mortgagors and related insurance companies, or otherwise, at the Seller's sole expense. The Master Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Master Servicer's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Master Servicer to the Custodial Account or thereafter received with respect to the Mortgage Loans. The Master Servicer shall follow the servicing transfer instructions of the Purchaser contained herein and attached hereto as EXHIBIT 7 with respect to servicing transfer procedures. The Master Servicer and Purchaser will each, at the request of the other, execute and deliver to each other all such documents that either may reasonably request in order to transfer servicing to the Purchaser. The Master Servicer shall not be entitled to any transfer fee.

          At any time prior to August 31, 2003, and upon 30 days' notice to the Master Servicer, the Purchaser may purchase the Servicing Rights. The purchase price of such servicing rights will equal the Servicing Rights Purchase Price. Furthermore, Purchaser shall have the right to purchase on a separate basis the Servicing Rights or the prepayment penalties in accordance with the pricing parameters set forth in the Term Sheet and in this Agreement.

          The terms governing the procedures to be followed in the event of a transfer of servicing shall be as set forth in the Mortgage Loan Purchase and Interim Servicing Agreement dated as of December 1, 2000 between EMC Mortgage Corporation and the Seller.

          Subsection 14.01. RESERVED.

          Subsection 14.02. RESERVED.

          Subsection 14.03. LIMITED POWER OF ATTORNEY.

          If requested by Purchaser after an Event of Default, Seller shall furnish to Purchaser a limited power of attorney in the form attached here as
Exhibit 10 appointing Purchaser and any of its employees to act as Seller's attorney in fact to execute documents pertaining to the discharge and satisfaction of Mortgages which were recorded in Seller's name and to endorse checks received by the Purchaser from Mortgagor.

          Subsection 14.04. SUPPLEMENTARY INFORMATION.

          From time to time the Seller shall furnish to Purchaser such information supplementary to the information contained in the documents and schedules delivered pursuant hereto and file such reports as purchaser may reasonably request.

          Subsection 14.05. REASONABLE ACCESS.

          The Seller shall give Purchaser its authorized representatives reasonable access to all documents, files, books, records, accounts, offices and other facilities of Seller related to the Mortgage Loans transferred hereby, and permit Purchaser to make such inspections thereof as Purchaser may reasonably request during normal business hours, provided, however, that such investigation or inspection shall be conducted in such a manner as to not interfere unreasonably with Seller's business operations.

          Subsection 14.06. FACILITIES.

          Seller (or its authorized Subservicer) shall maintain and employ throughout the term hereof a sufficient number of qualified employees to perform the servicing activities to be carried out hereunder in an efficient and professional basis as currently carried out by Seller. If necessary to perform its duties hereunder, Seller shall employ additional or more qualified personnel. Seller shall maintain throughout the term hereof physical facilities from which the servicing activities can be performed in a manner consistent with the foregoing.

          Subsection 14.07. RESERVED.

          Subsection 14.08. RESERVED.

          SECTION 15. SUCCESSOR TO THE MASTER SERVICER. If the Master Servicer resigns or is terminated pursuant to this Agreement, the Purchaser shall appoint a successor servicer. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Master Servicer's duties, responsibilities and liabilities as servicer under this Agreement should be terminated, the Master Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Master Servicer as servicer pursuant to the aforementioned Section shall not become effective until a successor shall be appointed by the Purchaser and shall in no event relieve the Master Servicer of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 12.01, it being understood and agreed that the provisions of such Subsections 7.01, 7.02, 7.03 or 12.01 shall be applicable to the Seller notwithstanding any such resignation or termination of the Master Servicer, or the termination of this Agreement.

          SECTION 16. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

          (i)  if to the Seller:

                    Irwin Union Bank and Trust Co.
                    500 Washington Street
                    Columbus, Indiana  47201
                    Attention:  [Ellen Mufson]

                    with copies to:

                    Irwin Home Equity Corporation
                    12677 Alcosta Boulevard
                    San Ramon, California  94583
                    Attention:  Gary Iorfido

                    and:

                    Irwin Home Equity Corporation
                    12677 Alcosta Boulevard
                    San Ramon, California  94583
                    Attention:  Edwin Corbin and Mary Rottman

          (ii) if to the Purchaser:

                    Bear Stearns Asset Backed Securities, Inc.
                    383 Madison Avenue
                    New York, New York  10179
                    Attention:  Jonathan Lieberman

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          SECTION 17. [Reserved.]

          SECTION 18. SEVERABILITY CLAUSE. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

          SECTION 19. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          SECTION 20. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of laws provisions.

          SECTION 21. INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans, and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

          SECTION 22. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement. A form of such assignment is attached as EXHIBIT 8 hereto. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

          SECTION 23. WAIVERS. No term or provision of this Agreement and a Term Sheet may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

          SECTION 24. TERM SHEET AND EXHIBITS. The Term Sheet and the exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          SECTION 25. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

          SECTION 26. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          SECTION 27. NONSOLICITATION. From and after the Closing Date, the Seller agrees that it will not take any action or cause any action to be taken by any of its employees, agents or affiliates, or by any independent contractors acting on the Seller's behalf, to solicit in any manner whatsoever any Mortgagor to prepay or refinance a Mortgage Loan, except in accordance with Seller's normal business practices, which business practices include the following: mass mailings (which shall not be intentionally targeted at the Mortgagors), loan applications, loan inquiries, leads received by the Seller or the Seller's parent, subsidiary or an affiliate's internet portals, Mortgagor initiated refinance or modification inquiries, or the Seller's customer retention efforts in response to payoff demand statement requests from the Mortgagor. It is understood and agreed by the Seller and the Purchaser that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall take no action to undermine these rights and benefits. The Seller shall (a) not sell the name of any Mortgagor, and (b) use its best efforts to prevent the sale of the name of any Mortgagor by the Seller's wholly owned subsidiaries and affiliates, to any person or entity for the direct or indirect purpose of allowing such person or entity to solicit the refinancing of any Mortgage Loan. The obligations of the Seller under 4.02 to remit the Premium for certain near-term principal prepayments shall not be affected by this Section 27.

          SECTION 28. SURVIVAL AND CONFLICTS. All covenants, agreements, representations and warranties made in the Term Sheet and herein shall survive the execution and delivery of this Agreement. In the event of any conflicts between the terms of this Agreement and the corresponding terms in the Term Sheet, in each case the provisions in the Term Sheet shall govern.

          SECTION 29. FURTHER AGREEMENTS AND ASSURANCES.

          (a) The Purchaser and the Seller agree that with respect to some or all of the Mortgage Loans from time to time the Purchaser may effect a Pass-Through Transfer or a Whole Loan Transfer, in each case retaining the Master Servicer as the servicer thereof.

          (b) With respect to each such Whole Loan Transfer and Pass-Through Transfer, as applicable, entered into by the Purchaser, provided that Purchaser has used its best efforts to negotiate and execute an incentive servicing fee with the Master Servicer, the Seller agrees to use its best efforts to:

               (i) cooperate with the Purchaser, any prospective purchaser, any Rating Agency or any party to any agreement executed in connection with such Whole Loan Transfer or Pass-Through Transfer with respect to all reasonable requests and due diligence procedures;

               (ii) execute as originator, servicer or sub-servicer as the case may be, all applicable Reconstitution Agreements executed in connection with such Whole Loan Transfer or Pass-Through Transfer that govern the servicing and administration of the Mortgage Loans (and any agreements and other documents incidental thereto, including officer's certificates) as the Purchaser shall reasonably request;

               (iii) at the direction of the Purchaser and in lieu of executing agreements as described in the preceding clause (ii), consent to the assignment of the Purchaser's rights as the Purchaser hereunder to a purchaser of, or trustee or master servicer with respect to, any one or more of the Mortgage Loans, in each case with any modifications to the servicing provisions hereof as shall be reasonably requested by the Purchaser;

               (iv) execute as Seller any applicable Reconstitution Agreement executed in connection with such Pass-Through Transfer and restate therein the same representations and warranties made by it in Sections 7.01 and
     7.02 (or a smaller number of representations and warranties regarding the Mortgage Loans as acceptable to both the Purchaser and the Rating Agencies); provided that the representations that deal with matters that have occurred, may have occurred or are asserted not to have occurred between the date of origination of a Mortgage Loan and the Closing Date shall only be required to be restated as of the Closing Date or, if applicable, the date of origination;

               (v) deliver to the Purchaser (A), for inclusion in any prospectus, private placement memorandum or other offering material or disclosure document for the Pass-Through Transfer such written information regarding the Seller, its financial condition and its underwriting guidelines pursuant to which the Mortgage Loans were originated, and as Master Servicer, its financial condition, delinquency, foreclosure and loss experience as to the Master Servicer's servicing portfolio (but not as to loan level information regarding the Mortgage Loans) as shall be reasonably requested by the Purchaser, including, without limitation, information concerning the Master Servicer and/or Subservicer's servicing portfolio, and its delinquency and loss experience through the year ended 2002 and any applicable stub period in 2003, and (B) a final computer data file of data for the Mortgage Loans to be included in the Pass-Through Transfer (collectively, as to each Pass-Through Transfer, the "Irwin Information") and to indemnify and hold harmless the Purchaser and its Affiliates for any and all liabilities, losses and expenses arising under the Securities Act of 1933, as amended, in connection with any material misstatement contained in such Irwin Information or any omission of a material fact the inclusion of which was necessary to make such Irwin Information, in light of the circumstances under which the Irwin Information was made, not misleading;

               (vi) deliver to the Purchaser and to any Person designated by the Purchaser, such statements and audit letters of reputable, certified public accountants pertaining to the written information provided by the Seller referred to in clause (v) above as shall be reasonably requested by the Purchaser;

               (vii) deliver to the Purchaser and to any Person designated by the Purchaser, such opinions of counsel as are customarily delivered by originators and/or servicers in connection with Whole Loan Transfers or Pass-Through Transfers;

               (viii) provide, on an ongoing basis from information obtained through its servicing of the Mortgage Loans, any information necessary to enable the "tax matters person" for any REMIC in a Pass-Through Transfer, including any master servicer or trustee acting in such capacity, to perform its obligations in accordance with applicable law and customary secondary mortgage market standards for securitized transactions rated "AA/Aa" or higher by the Rating Agencies; and

               (ix) provide, on an ongoing basis from information obtained through its servicing of the Mortgage Loans, any information necessary to enable the trustee in a Pass-Through Transfer to perform accurate investor reporting for such transaction.

          (c) Except for each Mortgage Loan that is not a MERS Mortgage Loan, in the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to a Reconstitution Date the Seller or its designee shall prepare an Assignment of Mortgage in blank from the Seller, acceptable to the Purchaser in a Whole Loan or Pass-Through Transfer for each Mortgage Loan that is part of such transfer and shall pay all preparation and recording costs associated therewith so long as such Assignment of Mortgage has not previously been recorded at the expense of the Seller. The Seller shall execute each Assignment or Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee or such third party, as the case may be, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all Reconstitution Agreements.

          (d) All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or a Pass-Through Transfer, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

          (e) In connection with any Whole Loan Transfer or Pass-Through Transfer, the Seller agrees to restate its representations and warranties regarding individual Mortgage Loans under Section 7.02 as of the Closing Date (or such other date specified in Section 7.02) and to restate its other representations and warranties set forth in this Agreement as of the Reconstitution Date.

          (f) Purchaser or any third party hired by the Purchaser may conduct a due diligence review on a pre-settlement basis on a reasonable sample of the Mortgage Loans for the purpose of securitizing the Mortgage Loans and to insure that the Mortgage Loans meet the characteristics set forth in the Term Sheet and this Agreement. No due diligence review of the Mortgage Loans after the Closing Date shall be done except for any review of the Mortgage Loans by or on behalf of the Purchaser conducted for purposes of determining whether any Mortgage Loan is in breach of any of the Mortgage Loan representations or warranties made in
Section 7.02.

          (g) If the Purchaser determines in the course of its due diligence review that any Mortgage Loan is in material nonconformity with any of the Mortgage Loan requirements set forth in the Term Sheet or in breach of any of the Mortgage Loan representations or warranties made in this Agreement, the Seller shall either cure the nonconformity or breach in all material respects or repurchase the Mortgage Loan. In the event of a repurchase, the price for such Mortgage Loan shall be the Repurchase Price. In the event of a substitution, the substituted mortgage loan must be a qualified substitute mortgage loan. A qualified substitute mortgage loan will be any mortgage loan or mortgage loans that is part of the same Group as the deleted Mortgage Loan and which satisfies the requirements for a substitution set forth in the Term Sheet.

          (h) All Mortgage Loans that were reported as originated before October 1, 2002 and are secured by property located in the State of Georgia will be subject to the Purchaser's due diligence review. Any such Mortgage Loan that is found to be in breach of the representation and warranty made in Section 7.02(xlvi) shall be repurchased by the Seller in accordance with the terms of the Term Sheet and this Agreement.

                                      * * *

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                        IRWIN UNION BANK AND TRUST CO.,
                                          Seller


                                        By:    /s/ Edwin K. Corbin
                                               ---------------------------------
                                        Name:  Edwin K. Corbin
                                        Title: Vice President, Home Equity
                                               Lending


Attest:

Name:
       ----------------------------
Title:
       ----------------------------


                                        BEAR STEARNS ASSET BACKED
                                          SECURITIES, INC., Purchaser


                                        By:    /s/ Jonathan Lieberman
                                               ---------------------------------
                                        Name:  Jonathan Lieberman
                                        Title: Senior Managing Director

                                    EXHIBIT 1


                                   [RESERVED]

                                    EXHIBIT 2

                         CONTENTS OF EACH MORTGAGE FILE


With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be delivered to the Purchaser or its designee upon its request.

          1.   Mortgage Loan Documents.

          2.   Residential loan application.

          3.   Mortgage Loan closing statement.

          4.   Verification of employment and income, if applicable.

          5. Verification of acceptable evidence of source and amount of down payment, if applicable.

          6.   Credit report on Mortgagor.

          7.   Residential appraisal report, if applicable.

          8. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc., if applicable.

          9. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

          10.  Hazard insurance policy, if applicable.

                                    EXHIBIT 3

                   FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT


                                               ________________________ __, 2003


To:


                               (the "Depository")


          As the Seller under the Mortgage Loan Purchase and Servicing Agreement, dated as of ___________________ 2003, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "__________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, P&I Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                  _____________


                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                              ----------------------------------

          The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                        Depository

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                              ----------------------------------

                                    EXHIBIT 4

                                    Reserved.

                                    EXHIBIT 5

                               SERVICING ADDENDUM


          SECTION 11. SERVICING.

          Subsection 11.00 ADDITIONAL DEFINITIONS.

          ANCILLARY INCOME: Additional servicing compensation in the form of assumption fees, late payment charges, prepayment penalty fees and other miscellaneous fees. The Seller's right to Ancillary Income shall terminate if the Master Servicer is no longer the servicer.

          BIF: The Bank Insurance Fund, or any successor thereto.

          CODE: The Internal Revenue Code of 1986, or any successor statute thereto.

          COLLECTION PERIOD: Each calendar month, provided that the first Collection Period shall begin on the day following the Cut-Off Date and end on June 30, 2003.

          DETERMINATION DATE: With respect to each Distribution Date, the close of business of the last day of the month preceding the month in which such of Distribution Date occurs.

          DISTRIBUTION DATE: The eighteenth (18th) day of each month, commencing on the eighteenth (18th) day of the month next following the month in which the Cut-Off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such eighteenth (18th) day.

          FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Master Servicer pursuant to this Agreement), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Seller shall maintain records, prepared by a servicing officer of the Master Servicer, of each Final Recovery Determination.

          MASTER SERVICER CERTIFICATION: A written certification signed by an officer of the Master Servicer in the form attached hereto as Exhibit 13; provided that if at the time of the delivery of such certification the certification requirements of the Sarbanes-Oxley Act of 2002 set forth in the rules and regulations of the Securities Exchange Act of 1934 or any guidance issued by the staff of the Securities and Exchange Commission are materially and adversely different than the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Purchaser following a negotiation in good faith to determine how to comply with any such new requirements.

          PERMITTED INVESTMENTS: Any one or more of the following obligations or securities:

               (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

               (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and
     (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

               (iii) repurchase obligations with a term not to exceed thirty
     (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

               (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

               (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

          PRIME RATE: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

          QUALIFIED DEPOSITORY: A depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in the highest rating category by each Rating Agency [provided, that Bank of the West shall be a Qualified Depository].

          REMIC: A "real estate mortgage investment conduit" as such term is defined in the Code, as amended.

          REMIC PROVISIONS: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Master Servicer specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's request, provides documentation supporting such expense (which documentation would be generally acceptable to Fannie Mae or Freddie Mac), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Master Servicer hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Master Servicer with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under this Agreement.

          SERVICING FEE: means, with respect to any Collection Period and Mortgage Loan, the sum of (i) the product of (a) the Servicing Fee Rate multiplied by a fraction, the numerator of which is the actual number of days in such Collection Period and the denominator of which is 360 and (b) the Stated Principal Balance of such Mortgage Loan (other than with respect to REO Properties) as of the first day of such Collection Period and (ii) the Ancillary Income. Such fee shall be payable monthly. For each Mortgage Loan, such servicing fee will be payable solely from amounts representing interest and Ancillary Income actually received by the Master Servicer from the related Mortgagor.

          SERVICING FEE RATE: means with respect to any Mortgage Loan, 1.00% per annum.

          Subsection 11.01 SELLER TO ACT AS MASTER SERVICER.

          Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices and this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Master Servicer may deem necessary or desirable and consistent with the terms of this Agreement. Without limiting the generality of the foregoing, the Master Servicer shall not take any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected. In accordance with Accepted Servicing Practices, the Master Servicer shall not fail to take any practicable and reasonable action which would result in Purchase's interest in the Mortgage Loans being adversely affected.

          Consistent with the terms of this Agreement and Accepted Servicing Practices, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, that in the Master Servicer's determination, such waiver, modification, postponement or indulgence relates to a reasonable business purpose; and provided further, that such waiver, modification, postponement or indulgence shall not materially and adversely affect the interests of the Purchaser; and provided further that such action is consistent with any requirements of a guarantor with respect to the Mortgage Loans. Without limiting the generality of the foregoing, during the Master Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If required by the Master Servicer, the Purchaser shall furnish the Master Servicer with powers of attorney at the Purchaser's option and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement. In addition, and without limitation, if a HELOC is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer may convert such HELOC to a fully amortizing floating rate HEL.

          In servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account and may take reasonable actions to encourage or effect the termination of Loan Agreement that have not had an outstanding Stated Principal Balance for at least 6 months. If Seller elects to utilize a subservicer to perform any or all of Seller's duties hereunder, Seller shall remain liable as though such duties were performed directly by Seller and Seller shall be responsible for the payment of any and all fees of any such subservicer. Irwin Home Equity Corporation shall be a subservicer with respect to the Mortgage Loans.

          The Seller may, without prior approval from any Person subject to any limitations imposed by a guarantor, increase the Credit Limit on any HELOC in a manner consistent with the Master Servicer's customary servicing practices.

          The relationship of the Master Servicer, and of any successor to the Master Servicer as servicer hereunder, to the Purchaser under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or general agent.

          In connection with any HELOCs, the Master Servicer shall make any Mortgage Interest Rate adjustments on each Interest Adjustment Date in compliance with applicable regulatory adjustable mortgage loan requirements and the related Loan Agreements. The Seller shall establish procedures to monitor the Interest Adjustment Dates in order to ensure that it uses a published interest rate in determining an interest rate change, and it will comply with such procedures. In the event that a published interest rate is no longer available, the Master Servicer shall choose a new comparable published interest rate in accordance with the provisions hereof, the related Loan Agreements and the Master Servicer's normal servicing practices, and shall provide the related Mortgagor and the Purchaser with notice of the new published interest rate sufficient under law and the related Loan Agreement. The Seller shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the related Loan Agreements regarding such adjustments. If the Master Servicer fails to make a timely Mortgage Interest Rate adjustment in accordance with the terms of the related Loan Agreement, the Master Servicer shall use its own funds to satisfy any shortfall in collections on the Mortgage Loans resulting therefrom for so long as such shortfall shall continue. Any such amount paid by the Master Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Mortgage Loan with respect to such adjustments.

          Subsection 11.02 COLLECTION OF MORTGAGE LOAN PAYMENTS.

          The Seller shall use its best efforts to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related primary mortgage insurance policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.

          Subsection 11.03 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

          (a) With respect to each Mortgage Loan that comes into and continues in default, the Master Servicer shall exercise its reasonable judgment to determine whether to (a) foreclosure on the related Mortgaged Property, (b) write off the unpaid Scheduled Principal Balance thereof as a bad debt, (c) take a deed in lieu of foreclosure, (d) accept a short sale, (e) arrange for a repayment plan, (f) agree to a modification thereof in accordance with this Agreement, or (g) take an unsecured note in each case subject to the rights of any related senior lien holder. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Master Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

          (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has received approval from the Purchaser and has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

               (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

               (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

          The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(v).

          If the Master Servicer determines, in consultation with the Purchaser, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(v).

          (c) Up to and including the earlier of (i) March 31, 2003 or (ii) the date of a Pass-Through Transfer, and thereafter only upon the request of the Purchaser, the Seller shall also notify the Purchaser upon learning of any state insolvency or federal bankruptcy proceedings in which any Mortgagor is seeking relief or is the defendant debtor, or of the death or incapacity or any Mortgagor or guarantor. Such notice shall be provided to the Purchaser or its designee in the remittance report provided under Section 11.05 for the applicable Distribution Date.

          Subsection 11.04 ESTABLISHMENT OF CUSTODIAL ACCOUNTS; DEPOSITS IN CUSTODIAL ACCOUNTS.

          The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, with a Qualified Depository, in the form of time deposit or demand accounts. Funds deposited in the Custodial Account shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Upon the request of the Purchaser, the Master Servicer shall deliver to the Purchaser a Custodial Account Letter Agreement in the form of Exhibit 3.

          The Seller shall deposit in the Custodial Account on a daily basis within two Business Days of receipt, and retain therein the following payments and collections received by it subsequent to the related Cut-Off Date:

          (i) all payments on account of principal including Principal Prepayments on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans;

          (iii) all Liquidation Proceeds;

          (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

          (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

          (vi) all proceeds of any Mortgage Loan repurchased in accordance with Subsection 7.03;

          (vii) any amounts required to be deposited by the Master Servicer pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Master Servicer's own funds, without reimbursement therefor;

          (viii) any amounts required to be deposited by the Master Servicer in connection with any REO Property pursuant to Subsection 11.13; and

          (ix) any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20.

          The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Master Servicer in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Master Servicer and the Master Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iii). The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

          Subsection 11.05 PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT.

          The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

          (i) to make distributions to the Purchaser in the amounts and in the manner provided for in Subsection 11.14;

          (ii) to reimburse itself for unreimbursed Servicing Advances, the Master Servicer's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Master Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Master Servicer is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Master Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

          (iii) to pay to itself pursuant to Subsection 11.21 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee;

          (iv) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03, all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

          (v) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

          (vi) to reimburse itself for any expenses that are reimbursable pursuant to Subsection 11.03;

          (vii) Reserved;

          (viii) to reimburse itself to the extent principal collections are available for Draws as set forth in Section 11.25; and

          (ix) to clear and terminate the Custodial Account on the termination of this Agreement.

          The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii), (iii), (iv), (v), (vi) and (viii) above. The Seller shall provide written notification in the form of an Officers' Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (v) above.

          Subsection 11.06 RESERVED.

          Subsection 11.07 RESERVED.

          Subsection 11.08 RESERVED.

          Subsection 11.09 TRANSFER OF ACCOUNTS.

          The Seller may transfer the Custodial Account to a different Qualified Depository institution from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser. In any case, the Custodial Account shall be an Eligible Account.

          Subsection 11.10 MAINTENANCE OF INSURANCE.

          (a) With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting the fire and casualty insurance coverage maintained by the related Mortgagors with respect to the Mortgaged Properties in accordance with its normal servicing practices. The Master Servicer shall, if it has received notice of a default or deficiency in respect of the payment of any ground rents, taxes, assessments, water rates or casualty insurance premiums or other charges that are or may become a lien upon the related Mortgaged Property, notify the related Mortgagor and the holder of the first lien on the related Mortgaged Property.

          (b) To the extent permitted under the related Mortgage Loan Documents, and to the extent the Master Servicer receives notice that a hazard insurance policy has been cancelled, the Master Servicer shall, to the extent consistent with its normal servicing practices, cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer or the Subservicer as loss payee thereunder, and providing extended coverage in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the principal balance owing on such Mortgage Loan from time to time. The Master Servicer shall monitor the maintenance of any such hazard insurance so obtained in accordance with its normal servicing practices.

          (c) The Master Servicer shall cause to be maintained with respect to any REO Property fire insurance with extended coverage in an amount at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Amounts collected by the Master Servicer under any such policies, other than amounts to be applied to the restoration or repair of Mortgaged Property or REO Property or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing practices, shall be deposited into the Custodial Account to the extent provided in Section 11.13.

          (d) If, upon the origination of a Mortgage Loan, the related Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance has been made available, the Master Servicer shall cause to be maintained, to the extent required by the related Mortgage Documents, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage at least equal to the lesser of (i) the Stated Principal Balance of such Mortgage Loan, (ii) the full insurable value of such Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. With respect to any REO Property, the Master Servicer shall also maintain, if applicable, flood insurance in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements that are a part of such property and (ii) the Stated Principal Balance owing on the related Mortgage Loan at the time of foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related liquidation expenses.

          (e) Any amounts collected by the Master Servicer under any insurance policy maintained pursuant to this Section, other than amounts to be applied to the restoration or repair of Mortgaged Property or released to a Mortgagor in accordance with the Master Servicer's normal servicing practices, shall be deposited into the Custodial Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under the related Mortgage Loan where the terms of the related Mortgage Loan Documents so permit; provided, that the addition of any such cost shall not be taken into account for purposes of calculating the Stated Principal Balance of such Mortgage Loan or distributions to be made to the Purchaser. Such costs shall be recoverable by the Master Servicer pursuant to Section 11.05.

          (f) The Master Servicer shall be under no obligation to maintain or require any Mortgagor to maintain earthquake, title or other additional insurance, and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of any Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

          Subsection 11.11 RESERVED.

          Subsection 11.12 FIDELITY BOND, ERRORS AND OMISSIONS INSURANCE.

          The Master Servicer shall maintain, at its own expense, with a responsible company, a banker's blanket fidelity bond and an errors and omissions insurance policy, in amounts required by Fannie Mae or Freddie Mac and as are commercially available and at costs that are not generally regarded as excessive by industry standards. Any fidelity bond shall protect against dishonest acts of officers and employees. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. Upon request of the Purchaser, the Master Servicer shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

          The Master Servicer shall be deemed to have complied with this provision if any of its affiliates has such a fidelity bond and errors and omissions policy and, by the terms of such policy the coverage afforded thereunder extends to the Master Servicer.

          Subsection 11.13 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

          In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

          The Seller shall either itself or through an agent selected by the Master Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO property are held, the Master Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Master Servicer to the Purchaser. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Master Servicer determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is necessary to sell any REO property, (i) the Master Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Master Servicer as mortgagee, and a separate servicing agreement among the Master Servicer and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three (3) years or such other period as may be permitted under Section 860G(a)(8) of the Code.

          With respect to each REO Property, the Master Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall deposit or cause to be deposited in the Custodial Account, on a daily basis within five Business Days of receipt all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Master Servicer.

          The Seller shall furnish to the Purchaser on each Distribution Date, a statement listing each REO Property for the previous month.

          Each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms as the Purchaser shall direct. If as of the date title to any REO Property was acquired by the Master Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Master Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Master Servicer as provided above, shall be deposited in the Custodial Account within two Business Days of receipt.

          Subsection 11.14 DISTRIBUTIONS.

          On each Distribution Date, the Master Servicer shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05. In addition, on each Distribution Date, the Master Servicer shall remit to the Purchaser the amount payable to the Purchaser, if any, pursuant to Subsection 4.02.

          All distributions made to the Purchaser on each Distribution Date shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Master Servicer or by check mailed to the address of the Purchaser.

          With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Master Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Master Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Master Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Master Servicer.

          Subsection 11.15 REMITTANCE REPORTS.

          No later than the Distribution Date, the Master Servicer shall furnish to the Purchaser or its designee a report in Excel (or compatible) electronic format (that can be downloaded into a Sybase database) with the fields and format as further described and set forth in Exhibit 6, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Master Servicer shall forward to the Purchaser by overnight mail a computer readable magnetic tape containing the information set forth in the remittance report with respect to the related Distribution Date.

          Subsection 11.16 STATEMENTS TO THE PURCHASER.

          No later than the Distribution Date, the Master Servicer shall forward to the Purchaser or its designee a statement prepared by the Master Servicer setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05. In addition, no later than the Distribution Date, the Master Servicer shall provide the Purchaser a statement with the information described in Subsection 4.02.

          In addition, not more than ninety (90) days after the end of each calendar year, the Master Servicer shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

          The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Master Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

          The Master Servicer shall deliver a Data Tape within five Business Days of the end of each calendar month.

          Subsection 11.17 REAL ESTATE OWNED REPORTS.

          Together with the statement furnished pursuant to Subsection 11.13, with respect to any REO Property, the Master Servicer shall furnish to the Purchaser, upon its request, a statement covering the Master Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

          Subsection 11.18 LIQUIDATION REPORTS.

          Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Master Servicer shall deliver to the Purchaser, upon its request, within three Business Days after completion of the foreclosure sale a liquidation report with respect to such Mortgaged Property.

          Subsection 11.19 ASSUMPTION AGREEMENTS.

          In any case in which a Mortgaged Property is about to be conveyed by the related Mortgagor, whether by absolute conveyance, contract of sale or otherwise, and whether or not such Mortgagor remains liable thereon, and the Master Servicer has knowledge of such prospective conveyance, the Master Servicer shall effect assumptions in accordance with the terms of any due-on-sale provision contained in the related Mortgage Documents. The Master Servicer shall enforce any due-on-sale provision contained in such Mortgage Documents to the extent the requirements thereunder for an assumption of the related Mortgage Loan have not been satisfied, to the extent permitted by such Mortgage Documents, unless such provision is not exercisable under applicable law or governmental regulations or, in the Master Servicer's judgment, such exercise is reasonably likely to result in legal action by such Mortgagor, or such conveyance is in connection with a permitted assumption of such Mortgage Loan.

          The Master Servicer shall be entitled to (i) execute assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Agreement or other comparable instruments with respect to the Mortgage Loans and the related Mortgaged Properties, and (ii) approve the granting of an easement on Mortgaged Property in favor of another Person, any alteration or demolition of such Mortgaged Property or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collection of, such Mortgage Loan would not be adversely affected thereby. The Master Servicer shall notify the Purchaser that any such assumption or substitution agreement has been completed by forwarding to the Custodian the original copy of such assumption or substitution agreement, which the Custodian shall add to the related Mortgage File and which shall, for all purposes, be considered part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall retain as servicing compensation any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement. A partial release pursuant to this Section shall be permitted only if the Combined Loan-to-Value Ratio for the related Mortgage Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Mortgage Loan as of the related Cut-Off Date.

          Notwithstanding the provisions of this Section or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or violation of any of its obligations hereunder by reason of any conveyance by a Mortgagor of the related Mortgaged Property or any assumption of a Mortgage Loan by operation of law with respect to which the Master Servicer determines in good faith that it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Master Servicer's judgment, would be reasonably likely to result in legal action by such Mortgagor.

          Subsection 11.20 SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE FILES.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Purchaser by a certification of a servicing officer of the Master Servicer (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Master Servicer and the Master Servicer shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

          In the event the Master Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Master Servicer, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Master Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including for this purpose collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Master Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the related Mortgage File held by the Purchaser to the Master Servicer. Such servicing receipt shall obligate the Master Servicer to return the related Mortgage documents to the Purchaser when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Master Servicer.

          Subsection 11.21 SERVICING COMPENSATION.

          As compensation for its services hereunder, the Master Servicer shall be entitled to receive on the Mortgage Loans the amounts provided for as the Master Servicer's Servicing Fee (which includes any Ancillary Income). Ancillary Income shall be retained by the Master Servicer to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

          Subsection 11.22 RESERVED.

          Subsection 11.23 ACCESS TO CERTAIN DOCUMENTATION.

          The Seller shall provide to any federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Master Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer.

          Subsection 11.24 REPORTS AND RETURNS TO BE FILED BY THE MASTER
SERVICER.

          In the event a REMIC election is made, following the foreclosure sale or abandonment of any Mortgaged Property, the Master Servicer shall report foreclosure sale or abandonment as required pursuant to Section 60505 of the Code.

          Subsection 11.25 COMPLIANCE WITH REMIC PROVISIONS.

          If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Master Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

          Notwithstanding anything in this Agreement to the contrary, the Master Servicer (a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

          The Seller shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC. The Seller shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          Subsection 11.26 DRAW AMOUNTS.

          The Master Servicer will advance any Draws made with respect to the HELOCs in accordance with the related Loan Agreements. The Master Servicer shall retain from principal collections on the HELOCs an amount equal to any Draws made with respect to the HELOCs. Purchaser shall purchase at par the portion, if any, of the principal balance of any HELOC attributable to Draws for which the Master Servicer is not reimbursed from principal collections.

          Subsection 11.27. ANNUAL STATEMENT AS TO COMPLIANCE.

          The Seller shall deliver to the Purchaser, not later than March 15 of each year, commencing in 2004, an Officer's Certificate stating as to each signer thereof that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The statement required pursuant to Section 11.27 shall accompany such Officer's Certificate.

          Subsection 11.28. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

          Not later than March 15 of each year, commencing in 2004, the Master Servicer shall deliver or cause to be delivered to the Purchaser a report, prepared by the Independent Accountants of the Master Servicer, stating that such Independent Accountants (i) have conducted an examination of certain documents and records of the Master Servicer (or an appropriate Affiliate thereof) relating to the servicing of the mortgage loans being serviced by the Master Servicer under servicing agreements similar to this Agreement (which agreements shall be described in a schedule to such report) substantially as required by the Uniform Single Attestation Program for Mortgage Bankers and (ii) did not discover any exceptions or errors relating to the servicing activities of the Master Servicer (including the servicing of Mortgage Loans subject to this Agreement) that, in the opinion of such Independent Accountants, are material, except for such exceptions as shall be set forth in such report.

          Subsection 11.29. MASTER SERVICER CERTIFICATION.

          (a) In the event the Purchaser elects a Pass-Through Transfer with respect to some or all of the Mortgage Loans and one or more periodic reports, including an annual report on Form 10-K, must be filed with the Securities and Exchange Commission subsequent to such transfer with respect to the year ending on December 31, 2003, the Master Servicer, not later than March 25, 2004, shall deliver a signed Master Servicer Certification to the Purchaser. Beginning with the year ending on December 31, 2004, and each year thereafter, if filings under the Securities Exchange Act of 1934 cannot be suspended because there are more than 300 security holders with respect to a Pass-Through Transfer at the end of any year or the Master Servicer and the Purchaser mutually agree to continue voluntarily to file periodic reports under the Securities Exchange Act of 1934, as necessary, the Master Servicer shall also deliver a signed Master Servicer Certification to the Purchaser for any such year. The Master Servicer hereby authorizes any signed Master Servicer Certification to be filed as part of the annual report on Form 10-K. The Purchaser agrees to furnish promptly to the Master Servicer, upon request, any information within its control related to the Master Servicer Certification as the Master Servicer reasonably deems appropriate to enable the Master Servicer to prepare and timely deliver any Master Servicer Certification. To that end, no later than March 1, 2004 the Purchaser shall cause to be delivered to the Master Servicer a complete copy (except for the Certification) of the annual report on Form 10-K for 2003 to be filed by or on behalf of the Purchaser. The copy of the annual report on Form 10-K to be delivered to the Master Servicer shall be sent by overnight or Fedex delivery or by other similar means.

          (b) The Master Servicer and the Purchaser shall each indemnify and hold harmless the other party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Master Servicer or the Purchaser or any of its officers, directors, agents or affiliates of its respective obligations under this Subsection 11.29 or the negligence, bad faith or willful misconduct of the Master Servicer or the Purchaser in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as its appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with a breach of the indemnifying party's obligations under this Subsection 11.29 or the indemnifying party's negligence, bad faith or willful misconduct in connection therewith.

                                    EXHIBIT 6

                              FORM OF MONTHLY DATA

                                    EXHIBIT 7

                         SERVICING TRANSFER INSTRUCTIONS

                                    EXHIBIT 8

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

          This Assignment, Assumption and Recognition Agreement (the "Agreement") is made and entered into as of [___________], 200[_] (the "Closing Date"), among [__________________________], a [__________] corporation, having an address at [___________________] (the "Assignor"),
[_____________________________], a [___________________] corporation, having an address at [_________________________________] (the "Assignee"), and
[__________________], a [___________] corporation, having an address at
[_________________] (the "Seller"). Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement (as defined below).

          In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ASSIGNMENT AND ASSUMPTION. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee (a) all of its right, title and interest as "Purchaser" in, to and under that certain Mortgage Loan Purchase and Servicing Agreement dated as of [_______________], 200[__] and duly executed by the Seller and Bear Stearns Asset Backed Securities, Inc. ("BSABS") (the "Purchase Agreement") attached hereto as Exhibit A, only with respect to the Mortgage Loans, and (b) all of its right, title and interest in and to each of the mortgage loans identified in Exhibit B hereto (the "Mortgage Loans"). Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest as "Purchaser" in, to and under the Purchase Agreement with respect to any other mortgage loan other than those set forth on Exhibit B.

     Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement, or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify the Assignee), and that all such obligations are assumed by the Seller.

     The Assignor acknowledges and agrees that upon execution of this Agreement, [____________] shall become the "Purchaser" under the Purchase Agreement, and all representations, warranties and covenants by the "Seller" to the "Purchaser" under such Purchase Agreement including, but not limited to, the rights to require repurchase of any Mortgage Loan and to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

2. CONSIDERATION. In consideration for the sale of the Mortgage Loans to the Assignee, the Assignee agrees to pay to the Assignor $_______. The Assignee shall pay the Purchase Price to the Assignor by wire transfer of immediately available funds to the account designated by the Assignor on or before the Closing Date, as defined in this Confirmation.

3. SERVICING OF THE MORTGAGE LOANS. The Seller shall service the Mortgage Loans on behalf of the Assignee in accordance with the Purchase Agreement. The address of the "Purchaser" set forth in Section 16 of the Purchase Agreement shall be changed to read as follows:

                    [___________________]
                    [___________________]
                    [___________________]
                    Attention: [________]

The wire transfer instructions for distributions to the Assignee on each Distribution Date shall be as follows:

                    Bank:
                    ABA Routing Number:
                    For Credit to:
                    Attn:

4. STATUS OF PURCHASE AGREEMENT. The Assignor represents and warrants that (a) the Purchase Agreement attached hereto as Exhibit A is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement with respect to each of the Mortgage Loans is in full force and effect as of the date hereof, (c) the Purchase Agreement has not been amended or modified in any respect, (d) there has been no waiver or modification or any agreement to waive or modify any provision, nor has any notice of termination been given, under the Purchase Agreement, (e) the Assignor is not in default, and has received no notice of default, under the Purchase Agreement, and, to the best of the Assignor's knowledge, the Seller is not in default under the Purchase Agreement, and (f) to the best of the Assignor's knowledge, there are no offsets, claims or defenses available to the Seller with respect to the Purchase Agreement or Mortgage Loans.

5. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to, and covenants with, the Assignee that:

     c. The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

     d. The Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Agreement has been fully executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and to the application of equitable principles in any proceeding, whether at law or in equity;

     e. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby;

     f. There is no action, suit, proceeding, investigation or litigation pending or, to the Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignor, would adversely affect the sale of the Mortgage Loans to the Assignee, the execution, delivery or enforceability of this Agreement, or the Assignor's ability to perform its obligations under this Agreement;

     g. Immediately prior to payment of the Purchase Price for the Mortgage Loans, the Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

     h. The Assignor shall use its reasonable commercial efforts to cause to be delivered to the Assignee all of the Mortgage Loan Documents in accordance with Section 6.03 of the Purchase Agreement.

     i. Each of the terms and conditions set forth in the Purchase Agreement which are required to be satisfied on or before the Closing Date by the Assignor in order for the Assignor to acquire title to the Mortgage Loans has been satisfied unless waived by the prejudiced party(ies).

     j. The Assignor shall deliver to the Assignee on or before the Closing Date the following documents:

               (1)  a fully executed Agreement and Purchase Agreement; and

               (2)  the Mortgage Loan Schedule;

6. Covenants, Representations and Warranties of the Seller. The Seller represents and warrants to, and covenants with, the Assignee that:

     a. The representations and warranties made by the Seller under Subsection
     7.01 and Subsection 7.02 of the Purchase Agreement are true and correct in all material respects as of the date hereof and no event has occurred which, with notice or the passage of time, would constitute a default under the Purchase Agreement.

     b. The Seller acknowledges and agrees that upon execution of this Agreement, [___________] shall become the "Purchaser" under the Purchase Agreement, and all representations, warranties and covenants by the Seller as the "Seller" thereunder, including, but not limited to, the representations, warranties and covenants to repurchase any Mortgage Loan and to indemnify the "Purchaser", shall accrue to [__________] by virtue of this Agreement.

7. COVENANTS, REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. The Assignee agrees to be bound, as "Purchaser", by all of the terms, covenants and conditions of the Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor's obligations as "Purchaser" thereunder, with respect to the Mortgage Loans;

8. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of [________________], except to the extent preempted by federal law.

9. CONFLICT WITH PURCHASE AGREEMENT. To the extent there is any conflict between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Purchase Agreement.

10. CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

11. COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

[Assignor _______________],             [Assignee],
  the Assignor                            the Assignee

By:                                     By:
    ----------------------------------      ------------------------------------

Its:                                    Its:
    ----------------------------------      ------------------------------------


[Seller _________________],
  the Seller

By:
    ----------------------------------

Its:
    ----------------------------------

                                    EXHIBIT 9

                        SELLER'S UNDERWRITING GUIDELINES

                                   EXHIBIT 10

                            FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement dated as of ________ (the "Agreement"), between __________ ("______") and Bear Stearns Asset Backed Securities, Inc. ("BSABS"), ______ is selling certain mortgage loans (the "Mortgage Loans") to BSABS;

     AND WHEREAS, ______ is providing this Limited Power of Attorney pursuant to the Agreement;

     NOW, THEREFORE, ______ does hereby make, constitute and appoint BSABS, ______'s true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in ______'s name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of BSABS, and all Form UCC-2 or UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, and to evidence, provide notice of and perfect such assignments and conveyances in favor of BSABS in the public records of the appropriate filing and recording offices; (ii) to file or record in the appropriate public filing or recording offices, all other Mortgage Loan documents to be recorded under the terms of the Agreement or any such Mortgage Loan which have not been submitted for filing or recordation by ______ on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices; and (iii) to do and perform all acts in connection with the servicing, administration and management of the Mortgage Loans, including but not limited to:

(1) execute and deliver customary consents or waivers and other instruments and documents,

(2) consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes or Loan Agreements and related Mortgages,

(3)  collect any insurance proceeds and other liquidation proceeds,

(4) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan,

(5) execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties, and

(6) execute all documents customarily and reasonably necessary and appropriate for the transfer post-foreclosure of the previously Mortgaged Properties to third parties, and then to collect the sales proceeds from that transfer.

     The enumeration of particular powers herein is not intended in any way to limit the grant to BSABS as ______'s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as ______ might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and ______ agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of
Article III below. Any and all third parties dealing with BSABS as ______'s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of BSABS, as applicable, and need not make any inquiry about whether BSABS is acting pursuant to the Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by BSABS that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Agreement.

     Any act or thing lawfully done hereunder by BSABS shall be binding on ______ and ______'s successors and assigns.

     This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events:

          (i) the transfer by BSABS of its servicing obligations under the Agreement to another servicer;

          (ii) with respect to any Mortgage Loan, such Mortgage Loan is no longer a part of the Agreement; and

          (iii) the termination of the Agreement in accordance with its terms.

     Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of ______ under the Agreement, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

     Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, ______ has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of ___________, 200_.


                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                 ACKNOWLEDGEMENT

STATE OF _______________)
                        ) ss:
COUNTY OF ______________)

     On this ___ day of __________, 200__, before me appeared _______________________, to me personally known, who, being by me duly sworn did say that he/she is the _____________________ of _____________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said ____________ acknowledged said instrument to be the free act and deed of said corporation.

                                        Name:
                                             -----------------------------------

                                        Notary Public in and for said County
                                        and State

My Commission Expires:



--------------------------------------

                                   EXHIBIT 11

                         CONTENTS OF DATA TAPE (BY LOAN)

1.   Property Alpha State Code
2.   Property Zip Code
3.   Cut Off Date
4.   Original Balance
5.   Current Balance
6.   Monthly Payment
7.   Origination Date
8.   First Payment Date
9.   Property Value Amount
10.  Product Type
11.  Loan Type
12.  Index
13.  Next Payment
14.  Margin
15.  Rate Adjustment Frequency
16.  Annual Interest Rate
17.  Periodic Cap
18.  Life Cap
19.  Floor
20.  Mature Date
21.  Original Term
22.  Remaining Term
23.  Balloon/Full Amort
24.  Documentation Type
25.  Credit Rating
26.  FICO
27.  Property Type
28.  Occupancy Code
29.  Source Originator
30.  Lien Position
31.  Senior Lien Balance
32.  Monthly Income
33.  Total Other Debt
34.  Housing DSR
35.  Debt Service Ratio
36.  Prepayment Penalty Indicator
37.  Prepayment Term
38.  Day Delinquent
39.  Bankruptcy Code
40.  Bankruptcy Code Description
41.  Foreclosure Stop Code
42.  Foreclosure Stop code Description
43.  Length of Employment
44.  Section 32 Loans
45.  Sales Status
46.  Loan Purpose Code Description
47.  CLTV Calculation
48.  HI Type
49.  LO Type
50.  Category Code
51.  Prepayment Description
52.  Number of Units
53.  Conforming

                                   EXHIBIT 12

                        CONTENTS OF DATA TAPE (ALL LOANS)

1.   Total Number of Loans
2.   Total Outstanding Balance
3.   Average Outstanding Balance
4.   WA Margin (HELOC only)
5.   WA Coupon
6.   WA Remaining Term to Maturity (months)
7.   WA Original Term to Maturity (months)
8.   WA CLTV
9.   WA Debt-to-Income
10.  Lien Position
11.  Property Type
12.  Credit Quality
13.  WA FICO
14.  Prepayment Penalty

                                   EXHIBIT 13

                               CERTIFICATION TO BE
                     PROVIDED BY THE SERVICER WITH FORM 10-K

                                        Re:  ____ Home Equity Loan Trust
                                             200_-__, Home Equity Loan
                                             Asset-backed Certificates,
                                             Series 200_-__

     I, [identify the certifying individual], a [title] of _________________________ (the "Servicer") in charge of servicing, certify that:

     1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report of [_________];

     2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

     3. Based on my knowledge, the distribution information and the servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement is included in these reports;

     4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

     5. These reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, and after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement or similar agreement, that is included in these reports.

     Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated _______________ (the "Pooling and Servicing Agreement"), among _____________ as depositor, ______________________________ as seller and servicer and _____________________
as trustee.

     In giving the certifications above, I have reasonably relied on information provided by the following unaffiliated third parties: [__________________].


                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                              ----------------------------------

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                   SCHEDULE II

                     SCHEDULE OF ACTIONS AGAINST THE SELLER

                             SEE EXHIBIT A IN TAB 5.